EdR ANNOUNCES PRICING OF UPSIZED COMMON STOCK OFFERING

Company Release – 06/19/14 08:43

MEMPHIS, Tenn.--(BUSINESS WIRE)-- EdR (NYSE:EDR) today announced that it has priced its public offering of 21.3 million shares of its common stock at a price to the public of $10.20 per share. The company has also granted the underwriters a 30-day option to purchase up to 3.195 million additional shares of common stock, at the price to the public less the underwriting discount. Subject to customary conditions, the offering is expected to close on or about June 24, 2014. The net proceeds to the company, after deducting the underwriting discount and other estimated offering expenses, are expected to be approximately $208 million (exclusive of the underwriters’ option to purchase additional shares). BofA Merrill Lynch, KeyBanc Capital Markets and RBC Capital Markets are serving as joint book-running managers for the offering. Baird, J.P. Morgan and PNC Capital Markets LLC are acting as senior co-managers and Sandler O’Neill + Partners, L.P. and Piper Jaffray are acting as co-managers.

The Company intends to use the net proceeds received from this offering to fund the acquisition of The District on Apache at Arizona State University and to reduce amounts outstanding under its unsecured revolving credit facility or for general corporate purposes, which may include funding its development pipeline or acquiring additional communities.

The offering is being conducted as a public offering under the company’s effective shelf registration statement filed with the Securities and Exchange Commission (File No. 333-183790). The offering is being made only by means of a prospectus supplement and accompanying base prospectus. To obtain a copy of the base prospectus and the preliminary prospectus supplement for this offering, please contact: BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department or email dg.prospectus_requests@baml.com; KeyBanc Capital Markets, Attention: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, OH 44114, or by calling (800) 859-1783; or RBC Capital Markets, Attention: Equity Syndicate, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, or by calling (877) 822-4089.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About EdR

EdR (NYSE:EDR) is one of America’s largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 69 communities with more than 38,000 beds that serve 57 universities in 23 states.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based upon current expectations. You should not rely upon the company’s forward-looking statements because the matters that they describe are subject to known and unknown risks and uncertainties that could cause the company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in the company’s most recent annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in the company’s quarterly reports on Form 10-Q, and are described in the company’s other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.

EdR
Randall H. Brown, 901-259-2500
Executive Vice President, CFO, and Treasurer

Susan Jennings, 901-259-2506
Vice President, Corporate Communications and Marketing